Exhibit 3(i).9

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CLIMATECRAFT, INC.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

ClimateCraft, Inc., a corporation organized and existing under and by virtue of the laws of the State of Oklahoma (the “Corporation”), does hereby certify as follows:

A.	The Corporation’s original Articles of Incorporation were filed under the name Summit Machine Tool Systems, Inc. with the Secretary of State of the State of Oklahoma on July 1, 1983, and amended on August 20, 1997 pursuant to a First Amendment to Certificate of Incorporation of the Corporation and on July 31, 1998 pursuant to a Second Amendment to Certificate of Incorporation of the Corporation.

B.	This Amended and Restated Certificate of Incorporation of the Corporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

C.	In accordance with Sections 1080 and 1077 of the Oklahoma General Corporation Act, this Amended and Restated Certificate of Incorporation of the Corporation was (i) approved by the Board of Directors of the Corporation, (ii) submitted to the shareholder of the Corporation for approval, and (iii) duly adopted and approved by the shareholder of the Corporation.

D.	The text of the Certificate of Incorporation of the Corporation is amended hereby and restated to read in full as set forth herein.

FIRST: Name. The name of this corporation is ClimateCraft, Inc. (hereafter this “Corporation”).

SECOND: Registered Office. The name and address of the registered agent of this Corporation in the State of Oklahoma and the address of the registered office of this Corporation in the State of Oklahoma, which is the same as the address of its registered agent, are:

David M. Shear, General Counsel

16 South Pennsylvania

Oklahoma City, Oklahoma 73107

THIRD: Term. The term of this Corporation shall be perpetual.

FOURTH: Purpose. The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

FIFTH: Capital Stock. The Corporation is authorized to issue one (1) class of shares of capital stock designated as “Common Stock”. The total number of shares of Common Stock which the Corporation has the authority to issue is 1,000, of which (a) 900 shares are Class A Voting Common Stock, par value $0.50 per share (the “Class A Common Stock”), and (b) 100 shares are Class B Non-Voting Common Stock, par value $0.50 per share (the “Class B Non-Voting Common Stock”). The Class A Common Stock and Class B Non-Voting Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, except that the holders of the Class B Non-Voting Common Stock shall not be entitled to vote on any matter submitted to a vote of the shareholders of the Corporation. Effective July 31, 1998, each share of Common Stock of the Corporation, par value $10.00 per share that is issued and outstanding immediately prior to such effective date shall be changed into, reclassified as and shall immediately represent eighteen (18) shares of Class A Common Stock and two (2) shares of Class B Non-Voting Stock.

SIXTH: Internal Affairs. The following constitute provisions for the regulation of internal affairs of this Corporation:

(a) Bylaws. The Bylaws for the governing of this Corporation may be adopted, amended, altered, repealed, or readopted by the Board of Directors at any stated or special meeting of such board or by the written consent of all directors. The powers of such directors in this regard shall at all times be subject to the rights of the shareholders to adopt, alter or repeal such Bylaws at any annual or special meeting of shareholders or by written consent of a majority of the shareholders.

(b) Number of Directors. The number of directors of this Corporation shall be specified in the Bylaws. Election of directors need not be by ballot unless the Bylaws so provide.

(c) Stock. The number of authorized shares of any class or classes of stock may, by amendment to the Corporation’s Amended and Restated Certificate of Incorporation, be increased or decreased, but not below the number of shares of such class or classes then outstanding, by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 1077(B)(2) of the Oklahoma General Corporation Act.

(d) Contracts. To the extent permitted by law, no contract or transaction between the Corporation and one or more of the Corporation’s directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, or solely because the Corporation’s directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the Corporation’s directors or officers or their votes are counted for such purposes.

SEVENTH: Creditors Arrangements. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in the number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: Director’s Liability; Indemnification

(a) Director’s Liability. To the maximum extent permitted by the Oklahoma General Corporation Act as it exists on the date hereof or as it may hereafter be amended, no director of this Corporation shall be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision will not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, or (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (c) under Section 1053 of the Oklahoma General Corporation Act, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

(b) Indemnification. The Corporation will indemnify and advance litigation expenses to its officers, directors, employees and agents and to persons who are or were serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the Oklahoma General Corporation Act and all other laws of the State of Oklahoma.

NINTH: Amendment. This Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Oklahoma at the time in force may be added or inserted in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section NINTH.

IN WITNESS WHEREOF, ClimateCraft, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Vice President and attested by its             Secretary this 8th day of December, 2000.

CLIMATECRAFT, INC.

By:	/s/ Tony M. Shelby
Vice President

ATTEST:

/s/ David M. Shear
Secretary

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